EXHIBIT (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 248 to Registration Statement No. 002-90946  on Form N-1A of our reports dated as indicated on the attached Appendix A, relating to the financial statements and financial highlights of the Funds listed on the attached Appendix A, certain of the funds constituting Eaton Vance Mutual Funds Trust (the “Trust”), appearing in the Annual Reports on Form N-CSR of the Trust for the year ended January 31, 2015, and to the references to us under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

August 10, 2015

Appendix A

Report Date

Funds

March 19, 2015

Parametric Emerging Markets Fund

March 19, 2015

Parametric International Equity Fund

March 19, 2015

Parametric Global Small-Cap Fund